COVA SERIES TRUST
SUB-ADVISORY AGREEMENT
This Agreement is made between COVA INVESTMENT ADVISORY CORPORATION, an Illinois corporation, having its principal place of business in Oakbrook Terrace, Illinois (hereinafter referred to as the "Advisor"), Lord, Abbett & Co., a New York partnership, having its principal place of business in New York, New York (hereinafter referred to as the "Sub-Advisor") and Cova Series Trust, a Massachusetts business trust (hereinafter referred to as the "Trust") and is effective _____________.

WHEREAS, the Trust, an open-end diversified management investment company, as that term is defined in the Investment Company Act of 1940, as amended (the "Act"), that is registered as such with the Securities and Exchange Commission has appointed Advisor as investment adviser for and to the Bond Debenture Portfolio, Mid-Cap Value Portfolio, Large Cap Research Portfolio, Developing Growth Portfolio and Lord Abbett Growth and Income Portfolio, each being a sub-trust of the Trust (referred to individually as the "Sub-Trust"), pursuant to the terms of an investment advisory agreement between the Trust and Advisor ("Investment Advisory Agreement");

WHEREAS, Sub-Advisor is engaged in the business of rendering investment management services; and

WHEREAS, Advisor desires to retain Sub-Advisor to provide certain investment management services for the Sub-Trusts as more fully described below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Retention of Sub-Advisor. Advisor hereby retains Sub-Advisor to assist Advisor in its capacity as investment adviser for the Sub-Trusts. Subject to the oversight and review of Advisor and the Board of Trustees of the Trust, Sub-Advisor shall manage the investment and reinvestment of the assets of the Sub-Trusts. Sub-Advisor will determine in its discretion, subject to the oversight and review of Advisor, the investments to be purchased or sold, will provide Advisor with records (if any) concerning its activities pursuant to the agreement and will render regular reports to Advisor and to officers and
Trustees   of  the   Trust   concerning   its   discharge   of   the   foregoing
responsibilities.

Sub-Advisor, in its supervision of the investments of the Sub-Trusts, will be guided by the Sub-Trusts' investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on the file with the Securities and Exchange Commission, all as communicated by Advisor to Sub-Advisor.

Sub-Advisor shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or any Sub-Trust in any way or otherwise be deemed an agent of the Trust or any Sub-Trust.

2. Fee. Advisor shall pay to Sub-Advisor, for all services rendered to the Sub-Trusts by Sub-Advisor hereunder, the sub-advisory fees set forth in Exhibit A attached hereto. During the term of this Agreement, Sub-Advisor will bear all expenses incurred by it in the performance of its duties hereunder.

3. Term. The term of this Agreement shall begin on the date of its execution and shall remain in effect for two years from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof, if such continuation is specifically approved at least annually in the manner required by the Act. This Agreement shall be submitted to the shareholders of the Trust and each Sub-Trust for approval at a shareholders' meeting and shall automatically terminate if not approved by a majority of the shares of the Sub-Trust present and voting at such meeting.

4. Termination. This Agreement may be terminated at any time without the payment of any penalty, by a majority of the Board of Trustees of the Trust, by a vote of the majority of the outstanding shares of beneficial interest of any Sub-Trust or by the Sub-Advisor on sixty (60) days written notice to the Advisor.

This Agreement will terminate automatically in the event of the termination of the Investment Advisory Agreement

Notwithstanding any provision of this Agreement, this Agreement may not be canceled by the Advisor without the approval of a majority of the Board of Trustees of the Trust.

This Agreement shall automatically terminate in the event of its assignment. The Sub-Advisor may employ or contract with any other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out its obligations and duties under this Agreement.

5. Sub-Advisor's Representations. Sub-Advisor represents and warrants that the Sub-Trusts will at all times be invested in such a manner as to ensure compliance with Subchapter M of the Internal Revenue Code, relating to the diversification requirements for regulated investment companies. Sub-Advisor will be held harmless when direction from the Advisor or Trust causes non-compliance. Sub-Advisor agrees to provide quarterly reports to Advisor, executed by a duly authorized officer of Sub-Advisor, within seven (7) days of the close of each calendar quarter certifying as to compliance. In addition to the quarterly reports, Advisor may request and Sub-Advisor agrees to provide diversification compliance reports at more frequent intervals, as reasonably requested by Advisor.

6. Liability. The Sub-Advisor shall not be liable for any error in judgment or of law, or for any loss suffered by the Trust or any Sub-Trust in connection with the matters to which this Agreement relates, except (1) a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor in the performance of its obligations and duties or (2) by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Brokerage. The Sub-Advisor shall place all orders for the purchase and sale of portfolio securities for the accounts of the Sub-Trusts with broker-dealers selected by the Sub-Advisor. In executing portfolio transactions and selecting broker-dealers, the Sub-Advisor will use its best efforts to seek best execution on behalf of the Sub-Trusts. In assessing the best execution available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Trust and/or other accounts over which the Sub-Advisor or an affiliate of the Sub-Advisor (to the extent permitted by law) exercises investment discretion. The Sub-Advisor is authorized to cause the Sub-Trusts to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Sub-Trust which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

8. Amendment. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved in the manner required by the Act.

9. Services to Other Customers and Accounts. It is understood that the services of the Sub-Advisor are not deemed to be exclusive, and nothing in this Agreement shall prevent the Sub-Advisor, or any officer, director, partner or employee thereof, from providing similar services to other companies and other clients (whether or not their investment objectives and policies are similar to those of the Trust) or to engage in other activities. When other clients of the Sub-Advisor desire to purchase or sell the same portfolio security at the same time as the Trust, it is understood that such purchases and sales will be made as nearly as practicable on a pro rata basis in proportion to the amounts desired to be purchased or sold by each client.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

11. Registration as an Investment Advisor. Advisor and Sub-Advisor hereby acknowledge each is registered as an investment adviser under the Investment
Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration, and it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

Witness  the due  execution  hereof  this _____ day of  ___________.

Attest:                        COVA INVESTMENT ADVISORY
                               CORPORATION

______________________________ By: ___________________________

Attest:                        LORD, ABBETT & CO.

______________________________ By: ___________________________

Attest:                        COVA SERIES TRUST

______________________________ By: ___________________________



EXHIBIT A

COVA SERIES TRUST
SUB-ADVISORY COMPENSATION

For all services rendered by Sub-Advisor hereunder, Advisor shall pay to Sub-Advisor and Sub-Advisor agrees to accept as full compensation for all services rendered hereunder, fees at the end of each calendar month equal to a percentage of the average daily net assets of the Sub-Trusts as follows:

Portfolio                               % Per Annum
------------                         ------------------

Bond Debenture Portfolio                 .50 of 1%

Mid-Cap Value Portfolio                  .75 of 1%

Large Cap Research Portfolio             .75 of 1%

Developing Growth Portfolio              .65 of 1%

Lord Abbett Growth and Income Portfolio  .40 of 1%